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EXHIBIT INDEX

Exhibit 1.3:     Resolution of the Board of Directors of American Enterprise
                 Life.

Exhibit 8.2(d): Form of Amendment 3 to Schedule A to Participation Agreement among Putnam Capital Manager Trust, Putnam Mutual Funds Corp. and American Enterprise Life Insurance Company.

Exhibit 8.7: Form of Fund Participation Agreement among American Enterprise Life Insurance Company, American Century Variable Portfolios, Inc. and American Century Investment Management, Inc.

Exhibit 9:       Opinion of counsel and consent.

Exhibit 10:      Consent of Independent Auditors.

Exhibit 11:      Financial Statement Schedules and Report of Independent
                 Auditors.

Exhibit 14:      Financial Data Schedules.